Pro Travel Network Board Approves Stock Option Plan

FRESNO, Calif., Sept. 30, 2008 (GLOBENEWSWIRE) — Pro Travel Network, Inc. (OTC BB:PTVL.OB - News) (the "Company") announced today that, on Sep 16, 2008, the Company's Board of Directors adopted and approved its Stock Option Plan. The Plan allows for up to 10,000,000 shares which may be issued to its top Training Directors in the field and also its valued employees. The Plan allows the Company to grant options to its officers, employees and distributors, as well as certain qualifying consultants that provide services to the Company. The Company hopes that the granting of options under the Plan will enhance long-term stockholder value by giving its management and service providers an interest in the future prospects of the Company.

"Pro Travel Network has been able to attract and retain employees, because of our successful business model. The stock option plan will further motivate employees to participate in the growth of the company and be rewarded for their performance," said Paul Henderson, CEO of Pro Travel Network.

Discussion by Paul Henderson on important developments during the past year and future prospects can be found at the following link: http://www.agoracom.com/aol/PTVL29September2008/player-backend.html

About Pro Travel Network

Pro Travel Network is an emerging growth, direct to consumer service business, leveraging powerful home-based business concepts with the travel industry that offers one of the most unique and comprehensive independent travel agent training packages.

The statements made in this Press Release may contain forward-looking statements that may involve a number of risks and uncertainties. Actual events or results could differ materially from the Company's expectations and projections. The OTC Bulletin Board has not reviewed this press release and neither approved nor disapproved the information contained in this press release.

CONTACT INFORMATION

AGORACOM Investor Relations

http://www.agoracom.com/IR/ProTravelnetwork

or email

PTVL@agoracom.com

For more information, please review the company's filings with the Securities & Exchange Commission (http://yahoo.brand.edgar-online.com/displayfilinginfo.aspx?FilingID=5939379-678-74250&type=sect&TabIndex=2&companyid=701031&ppu=%252fDefault.aspx%253fcompanyid%253d701031%2526amp%253bformtypeID%253d23).

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although Pro Travel Network, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any assumption could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion should not be regarded as a representation by Pro Travel Network, Inc. or any other person that the objective and plans of Pro Travel Network will be achieved.

Contact:

AGORACOM Investor Relations
PTVL@agoracom.com
http://www.agoracom.com/IR/ProTravelnetwork